As filed with the Securities and Exchange Commission on April 15, 2009
Registration Statement No. 333-123671

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

KABUSHIKI KAISHA ADVANTEST
(Exact Name of Registrant as Specified in Its Charter)

ADVANTEST CORPORATION
(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Shin-Marunouchi Center Building
1-6-2 Marunouchi,
Chiyoda-ku, Tokyo 100-0005
Japan
(81-3) 3214-7500
(Address and Telephone Number of Principal Executive Offices)

THE ADVANTEST CORPORATION
INCENTIVE STOCK OPTION PLAN 2004
(Full Title of the Plan)

Advantest America Corporation (Holding Co.)
3201 Scott Boulevard
Santa Clara, California 95054
Attention: Corporate Secretary
(408) 988-7700
(Name, address and telephone number of agent for service)

With a copy to:
Masahisa Ikeda
Shearman & Sterling LLP
Fukoku Seimei Building
2-2 Uchisaiwaicho 2-chome
Chiyoda-ku, Tokyo 100-0011
Japan
81-3-5251-1601

EXPLANATORY NOTE

Advantest Corporation (the “Registrant”) is hereby filing this Post-Effective Amendment No.1 to Registration Statement on Form S-8 filed on March 30, 2005 (File No. 333-123671) (the “Registration Statement”) to deregister certain shares of the Registrant’s common stock relating to options that were registered for issuance under the Advantest Corporation Incentive Stock Option Plan 2004 (the “Plan”).

The Registration Statement registered a total of 242,000 shares issuable pursuant to the Plan, including 121,000 shares that became available for issuance under the Plan as a result of the two for one stock split of shares of the Registrant’s common stock conducted on October 1, 2006.

The Registration Statement is hereby amended to deregister the remaining unissued shares following the expiration of the awards under the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chiyoda-ku, Tokyo of Japan on April 15, 2009.

Advantest Corporation

By:	/s/ Yuichi Kurita
	Name:	Yuichi Kurita
	Title:	Director and Managing Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on April 15, 2009.

Name	Title
/s/ Shimpei Takeshita	Chairman of the Board
Shimpei Takeshita
/s/ Toshio Maruyama	President and CEO (Principal Executive Officer)
Toshio Maruyama
Director
Naoyuki Akikusa
Director
Yasushige Hagio
/s/ Takashi Tokuno	Director and Senior Executive Officer
Takashi Tokuno
/s/ Hiroshi Tsukahara	Director and Managing Executive Officer
Hiroshi Tsukahara
/s/ Yuichi Kurita	Director and Managing Executive Officer (Principal Financial Officer)
Yuichi Kurita
/s/ Takao Tadokoro	Director and Managing Executive Officer
Takao Tadokoro
/s/ Hiroyasu Sawai	Director and Managing Executive Officer
Hiroyasu Sawai

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